EXHIBIT 99.7(a)







CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
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I hereby consent to the incorporation by reference in this  Securities and Exchange Commission Form S-8 Registration Statement of Commerce Group Corp. of my report dated May 12, 2003 relating to the financial statements of Commerce Group Corp. for the years ended March 31, 2003 and 2002.

Bruce Michael Redlin, CPA, LLC
Certified Public Accountant

/s/ Bruce Michael Redlin

West Allis, Wisconsin
May 12, 2003